UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2018

ServiceSource International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 17th St., 5th Floor

Denver, CO 80202

(Address of principal executive offices, including zip code)

(720) 889-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a proxy statement filed with the Securities and Exchange Commission on April 4, 2018 (the “Proxy Statement”), the Board of Directors (“Board”) of ServiceSource International, Inc. (the “Company”) recommended to the Company’s stockholders that they approve the Declassification Amendment (as defined below) at the Company’s annual meeting on May 16, 2018 in Denver, Colorado (the “Annual Meeting”). As described in the Proxy Statement and in Items 5.03 and 5.07 to this Current Report on Form 8-K, at the Annual Meeting, stockholders approved the Declassification Amendment. Following the effectiveness of the Declassification Amendment on May 22, 2018, each of Robert G. Ashe, Bruce W. Dunlevie, Barry D. Reynolds, Christopher M. Carrington, Madhu Ranganathan, and Richard G. Walker, being the Board’s Class I and Class III directors, resigned and were subsequently reappointed by and to the Board for terms expiring at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and until his or her successor is duly elected and qualified. Each of Messrs. Ashe, Dunlevie, Reynolds, Carrington, and Walker, and Ms. Ranganathan indicated that their resignations were made exclusively as a result of the stockholders’ approval of the Declassification Amendment and were not due to any disagreement with the Company or the Board regarding the Company’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, the Company’s stockholders voted on and approved an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors beginning with the 2019 Annual Meeting (the “Declassification Amendment”). The Declassification Amendment became effective on May 22, 2018. The foregoing description of the Declassification Amendment is qualified in its entirety by reference to the Amendment to the Company’s Certificate of Incorporation, which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 84,594,131 of the 90,454,959 shares of common stock outstanding as of March 19, 2018, the record date, were represented at the meeting in person or by proxy, constituting 93.5% of the outstanding shares entitled to vote and a valid quorum. At the Annual Meeting, the Company’s stockholders: (1) elected Robert G. Ashe, Bruce W. Dunlevie, and Barry D. Reynolds to the Board of Directors of the Company as Class I directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified; (2) approved the Declassification Amendment; (3) approved, on an advisory basis, the Company’s executive compensation for the 2017 fiscal year; (4) approved, on an advisory basis, “one year” as the preferred frequency of the advisory vote on the Company’s executive compensation; and (5) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below.

Proposal 1 – Election of Directors

Name	For	Against	Abstain	Broker Non-Vote
Robert G. Ashe	70,146,431	1,039,401	519,866	12,888,433
Bruce W. Dunlevie	69,794,246	1,391,583	519,869	12,888,433
Barry D. Reynolds	69,823,997	1,361,835	519,866	12,888,433

Proposal 2 – Approval of the Declassification Amendment

For	Against	Abstain	Broker Non-Vote
70,185,855	6,820	1,513,023	12,888,433

Proposal 3 – Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Vote
37,285,118	33,899,150	521,430	12,888,433

Proposal 4 – Approval, on an Advisory Basis, of the Frequency of the Advisory Vote on the Compensation of the Company’s Named Executive Officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
70,418,529	39,069	727,620	520,480	12,888,433

After considering the results of the stockholder vote on Proposal 4, the Board determined that the Company will hold annual advisory votes on the Company’s named executive officer compensation until the next required advisory vote on the frequency of advisory votes on named executive officer compensation.

Proposal 5 – Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018

For	Against	Abstain	Broker Non-Vote
82,849,130	770,985	974,016	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Certificate of Incorporation filed May 21, 2018 and effective May 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 22, 2018

SERVICESOURCE INTERNATIONAL, INC.

		By:	/s/ Patricia Elias
		Name:	Patricia Elias
		Title:	Executive Vice President, General Counsel